UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2015

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2015 Patriot National Bancorp, Inc. (the “Company”) completed its planned 1 for 10 reverse stock split. In connection with the reverse stock split, beneficial ownership of a small percentage of shares of the Company’s largest shareholder was transferred under a certain Voting and Disposition Agreement in order to maintain compliance with NASDAQ minimum listing requirements for publicly held shares. This process was completed on April 8, 2015. On April 10, 2015 the Company received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market notifying the Company that it had temporarily failed during the process phase to meet the minimum 750,000 publicly held shares requirement for continued listing, as set forth in Listing Rule 5450(b)(1)(B) (the “Rule”) for that transition period of time, but that it had regained compliance with the Rule as of the date of the April 10th letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: April 16, 2015	By:	/s/ Christina L. Maier
Christina L. Maier
Executive Vice President and Chief Financial Officer